UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2020

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street,	Suite 3000,	Cleveland,	Ohio	44114
(Address of principal executive offices)				(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 12, 2020, William Dries, a member of the Board of Directors (the “Board”) of TransDigm Group Incorporated (the “Company”), resigned from the Board and as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee. Mr. Dries stated that he is resigning from the Board for health reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
As a result of his resignation, Mr. Dries’ name has been withdrawn from nomination for re-election to the Board at the Company’s annual meeting of stockholders to be held June 29, 2020 (the “Annual Meeting”). Following Mr. Dries’ resignation, the Board reduced the number of members of the Board by one, to eleven directors, and at the Annual Meeting, eleven rather than twelve directors will be nominated for election to the Board.
Other than Mr. Dries, the nominees named in the Company’s Notice of Annual Meeting and Proxy Statement (the “2020 Proxy Statement”) will stand for election at the 2020 Annual Meeting. Notwithstanding Mr. Dries’ resignation and withdrawal, the proxy votes already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked, except that votes will not be cast for Mr. Dries.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Michael Lisman
Michael Lisman
Chief Financial Officer (Principal Financial Officer)

Date: June 15, 2020